    As filed with the Securities and Exchange Commission on October 8, 1997
                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              ____________________

                             DOUBLETREE CORPORATION
             (Exact name of registrant as specified in its charter)

             Delaware                                       86-0762415
  (State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                       Identification No.)
                              ____________________

                        410 North 44th Street, Suite 700
                            Phoenix, Arizona  85008
                                (602) 2220-6666
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              ____________________

  The Amended and Restated Equity Participation Plan of Doubletree Corporation
                              (Full title of Plan)
                              ____________________

                                    Copy to:
 DAVID L. STIVERS                            KIMBERLY L. WILKINSON
 Senior Vice President,                      Latham & Watkins
 General Counsel and Secretary               505 Montgomery Street, Suite 1900
 Doubletree Corporation                      San Francisco, California  94111
 410 North 44th Street, Suite 700            (415) 391-0600
 Phoenix, Arizona 85008
 (602) 220-6666
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              ____________________


                                         CALCULATION OF REGISTRATION FEE

                                                              PROPOSED           PROPOSED
                                                               MAXIMUM           MAXIMUM
        TITLE OF EACH CLASS                 AMOUNT            OFFERING          AGGREGATE           AMOUNT OF
           OF SECURITIES                     TO BE            PRICE PER          OFFERING         REGISTRATION
          TO BE REGISTERED              REGISTERED (1)        SHARE (2)         PRICE (2)              FEE
 Common Stock, $.01 par value  . . .    1,200,000 Shares        $46.772         $56,126,400           $17,008


(1) The Amended and Restated Equity Participation Plan (the "Plan") authorizes the issuance of a maximum of 4,500,000 shares of Common Stock, $.01 par value (the "Common Stock") of Doubletree Corporation (the "Company") upon the exercise of options, stock appreciation rights and other awards, 1,200,000 of which are being registered hereunder. Of the remaining 3,300,000 shares, 2,000,000 shares were registered on a Registration Statement on Form S-8 filed on May 15, 1995 (File No. 33-92354) with the Securities and Exchange Commission (the "Commission") and 1,300,000 shares were registered on a Registration Statement on Form S-8 filed on December 19, 1996 (File No. 333-18219) with the Commission. Options and other awards have been granted with respect to 240,478 shares of the 1,200,000 shares being registered hereunder.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the "Act"). The Proposed Maximum Offering Price Per Share is the per share exercise price ($40.75) of the options and other awards granted with respect to the 240,478 shares, plus the average of the high and low prices of the Common Stock as listed on the Nasdaq National Market on October 6, 1997 (which were $48.8125 and $47.75, respectively) with respect to the remaining shares of Common Stock available for issuance.

================================================================================
      Proposed sale to take place as soon after the effective date of the Registration Statement as options granted under the Plan are exercised.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

INCORPORATION OF PRIOR REGISTRATION STATEMENTS

By Registration Statement on Form S-8 filed with the Commission on May 15, 1995 (File No. 33-92354) and Registration Statement on Form S-8 filed with the Commission on December 19, 1996 (File No. 333-18219) (the "Prior Registration Statements"), Doubletree Corporation, a Delaware corporation (the "Company"), previously registered 3,300,000 shares of Common Stock of the Company which have been reserved for issuance. The contents of the Prior Registration Statements are incorporated herein by reference to the extent not modified or superseded hereby or by any subsequently filed document which is incorporated by reference herein.

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents which have been filed with the Commission by Company are hereby incorporated by reference in this Registration Statement:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 which contains audited financial statements for the Company's fiscal year ended December 31, 1996;

     2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997 and June 30, 1997;

     3.   All other reports filed pursuant to Section 13(a) or 15(d) of the
     Securities Exchange Act   of 1934, as amended (the "Exchange Act") since
     the end of the fiscal year covered by the audited financial statements contained in the registration document referred to in 1 above; and

     4. The description of the Company's Common Stock contained in the Form 8-A Registration Statement used to register the Common Stock and filed with the Commission (File No. 0-24392), which was declared effective by the Commission on July 1, 1994, including any subsequently filed amendments and reports updating such description.

          In addition to the foregoing documents, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

ITEM 8.   EXHIBITS

          The following exhibits are included as part of this Registration
Statement:

EXHIBIT
NUMBER                  DESCRIPTION OF EXHIBIT
------                  --------------------------

5              Opinion of Latham & Watkins.

10(a)*         The 1994 Equity Participation Plan of Doubletree Corporation.

10(b)* First Amendment to The 1994 Equity Participation Plan of Doubletree Corporation.

10(c)** Second Amendment to The 1994 Equity Participation Plan of Doubletree Corporation.

10(d)***       Amended and Restated Equity Participation Plan of Doubletree
               Corporation.

23(a)          Consent of KPMG Peat Marwick LLP.

23(b)          Consent of Latham & Watkins (included in Exhibit 5).

24             Powers of Attorney.

-----------

*    Incorporated by reference to the Company's Registration on Form S-8 (File
     No. 33-92354), filed   with the Commission on May 15, 1995.

** Incorporated by reference to the Company's Registration on Form S-8 (File No. 333-18219), filed with the Commission on December 19, 1996.

*** Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on this 8th day of October 1997.

                                         DOUBLETREE CORPORATION,
                                         a Delaware corporation



                                         By:    /s/ Richard M. Kelleher
                                              ------------------------------
                                              Richard M. Kelleher
                                              President and Chief
                                              Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by each of the following persons in the capacities indicated on October 8, 1997.


              SIGNATURE                                TITLE
              ---------                                -----

                  *                             Co-Chairman of the Board
----------------------------------                    and Director
          Richard J. Ferris


                  *                           Co-Chairman of the Board and
----------------------------------                      Director
          Peter V. Ueberroth


      /s/ Richard M. Kelleher                  President, Chief Executive
----------------------------------                Officer and Director
          Richard M. Kelleher                 (Principal Executive Officer)



     /s/ William L. Perocchi                 Executive Vice President, Chief
----------------------------------            Financial Officer and Director
         William L. Perocchi                    (Principal Financial and
                                                   Accounting Officer)


                  *                                     Director
----------------------------------
           William R. Fatt


                  *                                     Director
----------------------------------
        Priscilla B. Florence


                   *                                    Director
-----------------------------------
             Dale F. Frey


                   *                                    Director
-----------------------------------
           Ronald K. Gamey

             SIGNATURE                                    TITLE
             ---------                                    -----

                *                                        Director
-----------------------------
      Edward A. Gilhuly



                *                                        Director
-----------------------------
     Norman B. Leventhal



                *                                         Director
------------------------------
     Michael W. Michelson



                *                                         Director
------------------------------
        John H. Myers



* BY: /s/ David L. Stivers
     ------------------------
          David L. Stivers
        As Attorney-in-fact

                               INDEX TO EXHIBITS


EXHIBIT

5           Opinion of Latham & Watkins.

10(a)*      The 1994 Equity Participation Plan of Doubletree Corporation.

10(b)* First Amendment to The 1994 Equity Participation Plan of Doubletree Corporation.

10(c)** Second Amendment to The 1994 Equity Participation Plan of Doubletree Corporation.

10(d)***    Amended and Restated Equity Participation Plan of Doubletree
            Corporation.

23(a)       Consent of KPMG Peat Marwick LLP.

23(b)       Consent of Latham & Watkins (included in Exhibit 5).

24          Powers of Attorney.

---------

* Incorporated by reference to the Company's Registration on Form S-8 (File No. 33-92354), filed with the Commission on May 15, 1995.

** Incorporated by reference to the Company's Registration on Form S-8 (File No. 333-18219), filed with the Commission on December 19, 1996.

*** Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997.